SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2005

Encore Capital Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

8875 Aero Drive, Suite 200
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(877) 445-4581
(Registrant’s Telephone Number, Including Area Code)

Item 2.02. Results of Operations and Financial Condition

         On March 3, 2005, the Company issued a press release announcing its unaudited financial results for the fourth quarter ended December 31, 2004. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of Item 2.02.

        The press release attached to this Current Report on Form 8-K as Exhibit 99.1 contains financial measures for income before taxes, net income, fully diluted earnings per share and cash flow from operations excluding one-time benefit that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company has provided a reconciliation in the press release attached to this Current Report on Form 8-K as Exhibit 99.1 of the non-GAAP financial measures for income before taxes, net income, fully diluted earnings per share and cash flow from operations excluding one-time benefit to GAAP income before taxes, net income, fully diluted earnings per share and cash flow from operations.

        Management believes that these non-GAAP financial measures provide useful information to investors about the Company’s results of operations because the elimination of one-time benefit that is included in the GAAP financial measures results in enhanced comparability of certain key financial results between the periods presented.

         The information provided in this Current Report on Form 8-K pursuant to Item 2.02, including the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information provided in this Current Report on Form 8-K pursuant to Item 2.02, including the exhibit, shall not be deemed to be incorporated by reference into the filings of Encore Capital Group, Inc. under the Securities Act of 1933.

Item 9.01             Financial Statements and Exhibits

(c)      Exhibits

3.1	Bylaws, as amended.

99.1	Press release dated March 3, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: March 3, 2005	By /s/ Barry R. Barkley —————————————— Barry R. Barkley Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

3.1	Bylaws, as amended.

99.1	Press release dated March 3, 2005.